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                                                                    EXHIBIT 23.2

The Board of Directors
American Pallet Leasing, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Incorporation of Documents by Reference" in this Registration Statement on Form S-8.

                                          /s/ Langley, Williams & Company, L.L.C

Lake Charles, Louisiana
February 3, 2005